UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2022

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No 119 South Zhaojuesi Road
2nd Floor, Room 1
Chenghua District, Chengdu, Sichuan, China 610047

(Address of Principal Executive Offices) (Zip code)

+86-028-84112941

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2022, approved by the Board of Directors, the Compensation Committee and the Nominating and Corporate Governance Committee, Mr. Tianxiang Zhu was appointed as the Chief Operating Officer and a director of the Company to replace Mr. Jianan Liang, effective April 5, 2022.

The biographical information of Mr. Zhu is set forth below:

Mr. Tianxiang Zhu, age 49, has over 15 years of extensive experience in financial management and accounting. Mr. Zhu is an executive director of Sino Energy International Holdings Group Limited, a company listed on the Main Board of Hong Kong Stock Exchange (stock code: 1096). He served as the co-chief executive officer and an executive director of Success Dragon International Holdings Limited, a company listed on the Main Board of Hong Kong Stock Exchange (stock code: 1182), from June 2020 to July 2021. He was a non-executive director of Shanghai Dasheng Agriculture Finance Technology Co., Ltd, a company listed on the Main Board of Hong Kong Stock Exchange (stock code: 1103), from June 2015 to March 2019 and a director and general manager of Shandong Jiangquan Industry Co., Ltd., a company listed on the Shanghai Stock Exchange (stock code: 600212), from December 2017 to February 2019. Mr. Zhu served as the managing director and financial controller of Credit Suisse Founder Securities Limited from November 2008 to April 2015. Mr. Zhu also served as a senior management, a member of the president office, the chief duty compliance officer and the vice president of Founder Securities Limited from December 2004 to June 2008. From August 1994 to August 1997, he was in charge of the financial matters of Jiangxi Machinery & Equipment Import & Export Corporation. Mr. Zhu holds a Bachelor’s degrees in International Accounting from the Department of Finance and Accounting and in Securities Investment from the Department of Investment and Finance of Institute of Finance and Economics of Jiangxi.

Mr. Zhu does not have a family relationship with any director or executive officer of the Company. He was not involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Zhu entered into an employment agreement with the Company, dated April 5, 2022, and agreed to receive an annual compensation of $30,000. The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Code Chain New Continent Limited and Tianxiang Zhu, dated April 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: April 5, 2022	By:	/s/ Wei Xu
	Name:	Wei Xu
	Title:	Chief Executive Officer, President and Chairman of the Board

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